Baird Industrials Conference November 2020

Forward-Looking Information • This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: • continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand, and new government actions or restrictions; • conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; • our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; • our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; • our ability to satisfy pension and other post-employment benefit obligations; • our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost effective basis; • general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; • increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and • those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as updated by our subsequent filings with the Securities and Exchange Commission). • Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this presentation, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020. New business wins, re-wins and backlog do not represent firm orders or firm commitments from customers, but is based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer cancellations, installation rates, customer price reductions and currency exchange rates. 2

Visteon At A Glance Leading supplier of innovative cockpit electronics and advanced safety systems to carmakers globally $2.9B annual sales1 10,000 employees 18 countries 20 manufacturing locations 18 technical centers Leading the evolution of automotive digital cockpits and safety solutions 3 1. For fiscal year 2019

Industry-Leading Products for a Broad Customer Base Pure play cockpit electronics supplier with comprehensive product portfolio Product Portfolio Customer Diversity Instrument Cockpit Head-up Displays Infotainment Connectivity ADAS clusters computers displays 4

Investment Thesis Visteon is a compelling long-term investment opportunity Pure Play Cockpit Innovative Product Competitive Strong Electronics Company Portfolio Cost Structure Balance Sheet1  Secular trends transforming  Leading analog-to-digital  Leveraging industry-leading  $435M in cash to withstand cockpit electronics transition in clusters engineering footprint uncertainty and drive future growth  Nimble and adaptable to  Introduced industry-first  Commercial and  No significant near-term debt changing environment cockpit domain controller operational discipline maturities  Leading supplier of cockpit  Innovative display  Emerging stronger post  (0.4x) net debt / trailing 12-month electronics to global OEMs technologies COVID-19 adjusted EBITDA 5 1. As of Q3 2020 ending 09/30/20

Appendix November 2020

Reconciliation of Non-GAAP Financial Information *(cont'd)*

Visteon

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income / (loss) attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, equity in net (income) / loss of non-consolidated affiliates, provision for income taxes, discontinued operations, net income / (loss) attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company's ongoing operations.

	2019					2020			
(Dollars in millions)	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	YTD
Net income / (loss) attributable to Visteon	$14	$7	$14	$35	$70	($35)	($45)	$6	($74)
Depreciation and amortization	25	24	25	26	100	25	25	25	75
Restructuring expense	1	-	1	2	4	33	4	32	69
Interest expense, net	2	2	3	2	9	2	3	5	10
Equity in net (income) / loss of non-consolidated affiliates	(3)	(3)	(1)	1	(6)	(1)	(1)	(2)	(4)
Provision for income taxes	(5)	8	13	8	24	5	2	12	19
Income from discontinued operations, net of tax	-	-	-	1	1	-	-	-	-
Net income / (loss) attributable to non-controlling interests	2	1	4	4	11	(1)	3	4	6
Non-cash, stock-based compensation	5	6	3	3	17	5	4	4	13
Other	-	1	-	3	4	-	2	1	3
Subtotal	$27	$39	$48	$50	$164	$68	$42	$81	$191
Adjusted EBITDA	$41	$46	$62	$85	$234	$33	($3)	$87	$117
Memo: Adjusted Net Income									
Net income / (loss) attributable to Visteon	$14	$7	$14	$35	$70	($35)	($45)	$6	($74)
Restructuring expense	1	-	1	2	4	33	4	32	69
Discontinued operations	-	-	-	1	1	-	-	-	-
Other	-	1	-	3	4	-	2	1	3
Tax effect of adjustments	-	-	-	(1)	(1)	-	(1)	(1)	(2)
Subtotal	$1	$1	$1	$5	$8	$33	$5	$32	$70
Adjusted net income	$15	$8	$15	$40	$78	($2)	($40)	$38	($4)

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